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Exhibit 10.3
                         RESTRICTIVE COVENANT AGREEMENT

         This RESTRICTIVE COVENANT AGREEMENT ("Agreement") is by and between Angelo C. Brisimitzakis ("Executive") and Compass Minerals International, Inc. by and on behalf of itself and any parent companies, successor companies, affiliated companies, and assigns (hereinafter referred to collectively as "Company").

         In consideration of the employment/continued employment of Executive by Company and as a condition of Executive's eligibility for a Change In Control Severance Agreement, Executive agrees as follows.

1.       NON-SOLICITATION AGREEMENT.

         a. ACKNOWLEDGMENTS. Executive acknowledges Company's confidential/trade secret information and relationships with its customers, clients, employees, and other business associations are among Company's most important assets. Executive further acknowledges that, in his employment with Company, he will have access to such information/relationships and be responsible for developing and maintaining such information/relationships.

         b. NON-SOLICITATION OF EMPLOYEES. Executive agrees that, during Executive's employment with Company and for 2 years after termination of Executive's employment with Company for any reason (regardless of who initiates such termination), Executive will not directly or indirectly, whether for Executive's benefit or for the benefit of a third party, recruit, solicit, or induce, or attempt to recruit, solicit, or induce: (1) anyone employed by Company to terminate employment with, or otherwise cease a relationship with, Company; or (2) anyone employed by Company at any time during the immediately preceding 12 months to provide services of any kind to a competitor of Company. Executive further agrees that, in the event any individual within the groups defined by (1) and (2) of this paragraph 1.b. approaches Executive about providing services to a Company competitor, Executive shall reject such approach and not hire/otherwise engage/supervise such individual.

         c. NON-SOLICITATION OF CUSTOMERS. Executive agrees that, during Executive's employment with Company and for 2 years after termination of Executive's employment with Company for any reason (regardless of who initiates such termination), Executive will not directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, the business or patronage of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of Company. Executive further agrees he will not, for the period specified in this paragraph 1.c., do business in any way with any entity covered by this paragraph 1.c.

2.       NON-COMPETITION AGREEMENT

         a. ACKNOWLEDGMENTS. Executive acknowledges Company's confidential/trade secret information and relationships with its customers, clients, employees, and other business associations are among Company's most important assets. Executive further acknowledges that, in his employment with Company, he will have access to such information/relationships and be responsible for developing and maintaining such information/relationships.

         B. RESTRICTION ON COMPETITION. Executive agrees that, during Executive's employment with Company and for 2 years after termination of Executive's employment with Company for any reason (regardless of who initiates such termination), Executive will not directly or indirectly compete with the business of Company. This agreement not to compete means Executive will not, among other things, whether as an employee, independent contractor, consultant, owner, officer, director, stockholder, partner, or in any other capacity (1) be affiliated with any business competitive with Company; (2) solicit orders for any product or service that is competitive with the products or services provided by Company; or (3) accept employment with a business that sells or buys products or services competitive with the products or services of Company.

3.       GENERAL PROVISIONS.

         a. LEGAL AND EQUITABLE RELIEF. Executive specifically acknowledges and agrees that, in interpreting/enforcing this Agreement, a court should honor the parties' intent to the maximum extent possible. As



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such, Executive specifically acknowledges and agrees (1) the restrictions in paragraphs 1-2 are necessary for the protection of the legitimate business interests, goodwill, and Confidential Information of Company; (2) the duration and scope of the restrictions in paragraphs 1-2 are reasonable as written; (3) in any action to enforce this Agreement, Executive shall not challenge the restrictions in paragraphs 1-2 as unenforceable; (4) if a court of competent jurisdiction determines the restrictions in paragraphs 1-2 are overbroad, then such court should modify those restrictions so as to be enforceable rather than void the restrictions regardless of any law or authority to the contrary, it being the parties' intent in this Agreement to restrain unfair competition; and
(5) in the event of any actual or threatened breach, Company shall, to the maximum extent allowed, have the right to suspend bonus payments, benefits, and/or any exercise of stock options. Executive further specifically acknowledges and agrees any breach of paragraphs 1-2 will cause Company substantial and irrevocable damage and, therefore, in addition to such other remedies that may be available, including the recovery of damages from Executive, Company shall have the right to injunctive relief to restrain or enjoin any actual or threatened breach of the provisions of paragraphs 1-2. Executive further specifically acknowledges and agrees that, if Company prevails in a legal proceeding to enforce this Agreement, then Company shall be entitled to recover its costs and fees incurred, including its attorney's fees, expert witness fees, and out-of-pocket costs, in addition to any other relief it may be granted.

         b. SEVERABILITY. The terms and provisions of this Agreement are severable in whole or in part. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid, illegal, or unenforceable, then the remaining terms and provisions shall remain in full force and effect.

         c. ASSIGNMENT. Executive may not assign this Agreement. Company may assign this Agreement in its discretion, including but not limited to any parent/subsidiary company or successor in interest to the business, or part thereof, of Company.

         d. GOVERNING LAW AND CONSENT TO JURISDICTION. Interpretation/enforcement of this Agreement shall be subject to and governed by the laws of the State of Kansas, irrespective of the fact that one or both of the parties now is or may become a resident of a different state and notwithstanding any authority to the contrary. Executive hereby expressly submits and consents to the exclusive personal jurisdiction and exclusive venue of the federal and state courts of competent jurisdiction in the State of Kansas, notwithstanding any authority to the contrary. Executive further agrees that, in any action to interpret/enforce this Agreement, Executive will not challenge the provisions of this paragraph 3.d.

         e. NO CONFLICTING AGREEMENTS. Executive represents to Company (1) there are no restrictions, agreements, or understandings whatsoever to which Executive is a party that would prevent or make unlawful Executive's execution or performance of this Agreement or employment with Company and (2) Executive's execution of this Agreement and employment with Company does not constitute a breach of any contract, agreement, or understanding, oral or written, to which Executive is a party or by which Executive is bound.

         f. DISCLOSURE OF AGREEMENT. In the event Company has reason to believe Executive has breached or may breach this Agreement, Executive agrees Company may disclose this Agreement, without risk of liability, to a current or prospective employer of Executive or other business entity.

         g. SURVIVAL. The obligations contained in this Agreement shall survive the termination, for any reason whatsoever, of Executive's employment with Company (regardless of who initiates such termination) and shall thereafter remain in full force and effect as written. The obligations contained in this Agreement shall also survive the promotion, transfer, demotion, and/or other change to the terms/conditions of Executive's employment, regardless of reason, and shall thereafter remain in full force and effect as written.

         h. NATURE OF AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings, if any, between the parties with respect to such matters. This Agreement may be modified or amended only by an agreement in writing signed by both parties. This is not an employment agreement. Executive's employment with Company is and shall be at will for all purposes, except as otherwise provided in Executive's Employment Agreement.

         i. NO WAIVER. The failure of either party to insist on the performance of any of the terms or conditions of this Agreement, or failure to enforce any of the provisions of this Agreement, shall not be construed as



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a waiver or a relinquishment of any such provision. Any waiver or failure to enforce on any one occasion is effective only in that instance, and the obligations of either party with respect of any provision in this Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the date and year first above written.

EXECUTIVE:                                ON BEHALF OF COMPANY:



/s Angelo C. Brisimitzakis                By:      /s David J. D'Antoni
--------------------------                         --------------------
Angelo C. Brisimitzakis                   David J. D'Antoni, Director and Chair,
                                          Compensation Committee


Approved by the Board of Directors on the 11th day of May, 2006.